As filed with the Securities and Exchange Commission on July 6, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flextronics International Ltd.

(Exact name of registrant as specified in its charter)

Singapore	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marina Boulevard, #28-00

Singapore 018989

(Address of Principal Executive Offices)

2004 Award Plan For New Employees

(Full title of the plan)

Michael E. Marks

Chief Executive Officer

Flextronics International Ltd.

One Marina Boulevard, #28-00

Singapore 018989

(65) 6890-7188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey N. Ostrager, Esq.

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

New York, New York 10178

(212) 696-6000

(Counsel to the Registrant)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, S$0.01 par value	2,500,000	(2)	$13.07	(3)	$32,675,000	$3,845.85

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued as part of any stock split, stock dividend or similar transaction.
(2)	Represents 2,500,000 additional shares reserved for issuance upon the exercise of stock options that may be granted under the 2004 Award Plan For New Employees previously registered on the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on October 28, 2004 (File No. 333-120056) and December 15, 2004 (File No. 333-121302).
(3)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee. Computation based upon $13.07, the average of the high and low prices of the Registrant’s ordinary stock as reported on the Nasdaq National Market on June 29, 2005, because the price at which options to be granted in the future may be exercised is not currently determinable.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by the Registrant to register 2,500,000 additional shares reserved for issuance under its 2004 Award Plan For New Employees previously registered on the Registrant’s registration statements on Form S-8 filed with the SEC on October 28, 2004 (File No. 333-120056) and December 15, 2004 (File No. 333-121302).

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on October 28, 2004 (File No. 333-120056) and December 15, 2004 (File No. 333-121302).

Item 8. Exhibits

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1

4.02	Registrant’s 2004 Award Plan for New Employees, as amended.	8-K	000-23354	05-18-05	10.01

5.01	Opinion of Allen & Gledhill.					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01)					X

23.02	Consent of Independent Registered Public Accounting Firm.					X

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).					X

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 6th day of July, 2005.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Michael E. Marks
Michael E. Marks
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael E. Marks and Thomas J. Smach, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Michael E. Marks Michael E. Marks	Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2005

/s/ Thomas J. Smach Thomas J. Smach	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 6, 2005

/s/ Richard L. Sharp Richard L. Sharp	Chairman of the Board	July 6, 2005

/s/ James A. Davidson James A. Davidson	Director	July 6, 2005

/s/ Patrick Foley Patrick Foley	Director	July 6, 2005

/s/ Michael J. Moritz Michael J. Moritz	Director	July 6, 2005

Lip-Bu Tan	Director	July , 2005

2

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Memorandum and New Articles of Association of the Registrant.	10-Q	000-23354	02-09-01	3.1

4.02	Registrant’s 2004 Award Plan for New Employees, as amended.	8-K	000-23354	05-18-05	10.01

5.01	Opinion of Allen & Gledhill.					X

23.01	Consent of Allen & Gledhill (included in Exhibit 5.01)					X

23.02	Consent of Independent Registered Public Accounting Firm.					X

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).					X